Exhibit 23.2

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-4 (No. 333-182290) of Community Choice Financial Inc. and Subsidiaries of our report dated August 22, 2011, relating to our audits of the consolidated financial statements of CCCS Corporate Holdings, Inc. and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Chicago, Illinois

August 14, 2012